Exhibit 99.1

COMPANY NEWS AND PRESS RELEASES FROM OTHER SOURCES:

Cal-Bay Announces Stock Buy-Back Program of Common Shares Effective Immediately

CARLSBAD, Calif., Sep 27, 2006 (BUSINESS WIRE) -- Cal-Bay International, Inc. (OTCBB: CBAY) announces the launch of a common stock buy-back program effective immediately.

Cal-Bay's Board of Directors today announced the company will commence the repurchase of the company's common shares from the open market effective immediately and retire the shares permanently. This program shall remain effective through October 31st, 2006, and will be reviewed by the Board of Directors after that date.

Cal-Bay CEO Roger Pawson commented the opinion of management is there is a significant short position in the common tradable shares which has caused a large downward pressure on the stock value. There has been no recent significant increase in the conversion of restricted to freely tradable shares available to the market which has further convinced Cal-Bay management of the obvious increase in the stock's short position.

The company will publish the results of the Buy-Back and total number of shares cancelled upon completion of the program.

Cal-Bay will be filing an 8-K statement to confirm the Stock Buy-Back announcement.

FORWARD LOOKING SAFE HARBOR STATEMENT

To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.
The Company assumes no obligation to update any of the forward-looking statements in this release.